UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To	Offering Price	Aggregate Offering	Amount of
Securities To Be Registered	Be Registered	Per Unit	Price	Registration Fee

Notes offered hereby	$1,771,000.00	100.00%	$1,771,000.00	$54.37(1)

(1) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $66,098.20 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333–140456, of which this pricing supplement is a part. After giving effect to the $54.37 registration fee for this offering, $66,043.83 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 115 dated November 27, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and

Product Supplement No. 1 dated April 12, 2007	Filed pursuant to Rule 424(b)(3)

Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This pricing supplement relates to 5 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Reference	Initial	Coupon			Share		Aggregate
Share	Reference	Rate	Knock-In	Knock-In	Redemption	Maturity	Face Amount	Fees and	Proceeds	CUSIP/ISIN
(Ticker)	Level	Per Annum	Level	Price	Amount	Date	of Notes	Commissions	to Issuer	of Notes

Force Protection, Inc. (FRPT)	$13.28	32.00%	65%	$8.632	75.3012	March 3, 2008	$249,000.00	$4,357.50	$244,642.50	28264QMV3 / US28264QMV31
InterOil Corporation (IOC)	$20.56	33.10%	65%	$13.364	48.6381	March 3, 2008	$159,000.00	$2,782.50	$156,217.50	28264QMX9 / US28264QMX96
iShares FTSE/Xinhua China 25 Index Fund (FXI)	$176.47	20.75%	70%	$123.529	5.6667	May 30, 2008	$183,000.00	$3,660.00	$179,340.00	28264QNF7 /US28264QNF71
Smith & Wesson Holding Corporation (SWHC)	$9.70	20.00%	70%	$6.790	103.0928	May 30, 2008	$1,020,000.00	$20,400.00	$999,600.00	28264QNJ9 / US28264QNJ93
Research In Motion Limited (RIMM)	$115.68	15.30%	60%	$69.408	8.6445	December 1, 2008	$160,000.00	$4,800.00	$155,200.00	28264QNK6 /US28264QNK66

Trade Date:	November 27, 2007

Original Issue Date:	November 30, 2007

Determination Date:	For the notes maturing on March 3, 2008 the Determination Date will be February 27, 2008.

For the notes maturing on May 30, 2008 the Determination Date will be May 27, 2008.

For the notes maturing on December 1, 2008 the Determination Date will be November 25, 2008.

Interest Payment Dates:	For the notes maturing on March 3, 2008, interest is paid monthly in arrears on the following dates: January 3, 2008, February 1, 2008 and March 3, 2008.

For the notes maturing on May 30, 2008, interest is paid monthly in arrears on the following dates: December 28, 2007, January 30, 2008, February 29, 2008; March 28, 2008, April 30, 2008 and May 30, 2008.

For the notes maturing on December 1, 2008, interest is paid monthly in arrears on the following dates: December 31, 2007, February 1, 2008, February 29, 2008, April 1, 2008, May 1, 2008, May 30, 2008, July 1, 2008, August 1, 2008, August 29, 2008, October 1, 2008, October 31, 2008 and December 1, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this pricing supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this pricing supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this pricing supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this pricing supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this pricing supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for notes maturing on March 3, 2008 equals 4.88%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for notes maturing on May 30, 2008 equals 4.85%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for notes maturing on December 1, 2008 equals 4.75%. The Put Premium is the Interest Rate minus the Deposit Interest.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of November 27, 2007 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Force Protection, Inc. (FRPT)

ISIN:	US3452032028
Relevant Exchange:	NASDAQ

According to its publicly available documents, Force Protection, Inc. manufactures ballistic and blast protected vehicles. Force Protection, Inc.’s specialty vehicles are protected against landmines, hostile fire and Improvised Explosive Devices or IEDs, commonly referred to as roadside bombs. Information provided to or filed with the SEC by Force Protection, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33253.

Historical Performance of Force Protection, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter	30.270	18.800	20.640
Third Quarter	24.390	12.470	21.660
Fourth Quarter (through November 27, 2007)	15.160	12.470	13.280

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $13.28 and a Knock-In Level of $8.632. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		3 Monthly
Assumed Closing Price of Reference Shares	Payment at	3 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $13.28	$1,000.00	$80.00	$1,080.00	8.0000%
$13.28	$1,000.00	$80.00	$1,080.00	8.0000%
$11.73	$1,000.00	$80.00	$1,080.00	8.0000%
$10.18	$1,000.00	$80.00	$1,080.00	8.0000%
$8.64	$1,000.00	$80.00	$1,080.00	8.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $13.28 and a Knock-In Level of $8.632. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		3 Monthly
Assumed Closing Price of Reference Shares	Payment at	3 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $13.28	$1,000.00	$80.00	$1,080.00	8.000%
$13.28	$1,000.00	$80.00	$1,080.00	8.000%
$11.95	$900.00	$80.00	$980.00	–2.000%
$10.62	$800.00	$80.00	$880.00	–12.000%
$ 9.30	$700.00	$80.00	$780.00	–22.000%
$ 6.37	$600.00	$80.00	$680.00	–32.000%
$ 5.31	$500.00	$80.00	$580.00	–42.000%
$ 2.55	$400.00	$80.00	$480.00	–52.000%
$ 1.91	$300.00	$80.00	$380.00	–62.000%
$ 0.51	$200.00	$80.00	$280.00	–72.000%
$ 0.25	$100.00	$80.00	$180.00	–82.000%
$ 0.00	$0.00	$80.00	$80.00	–92.000%

Description of InterOil Corporation (IOC)

ISIN:	CA4609511064
Relevant Exchange:	AMEX

According to its publicly available documents, InterOil Corporation is a developing fully-integrated energy company incorporated in Canada whose focus is on operations in Papua New Guinea and its surrounding region. It has four business segments: Exploration and Production, Liquefaction, Refining and Marketing, Wholesale and Retail Distribution, and Corporate and Consolidations. Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32179.

Historical Performance of InterOil Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$29.500	$23.450	$26.690
Second Quarter	27.300	20.820	21.750
Third Quarter	23.230	14.835	22.150
Fourth Quarter	39.750	24.500	37.840
2005
First Quarter	$43.300	$33.490	$34.960
Second Quarter	35.190	21.790	27.180
Third Quarter	31.600	21.750	23.300
Fourth Quarter	28.490	17.950	26.800
2006
First Quarter	$20.000	$13.120	$13.140
Second Quarter	19.000	12.750	19.000
Third Quarter	19.750	13.500	18.930
Fourth Quarter	30.290	15.250	30.290
2007
First Quarter	$27.350	$22.340	$26.600
Second Quarter	43.940	18.940	18.940
Third Quarter	40.750	19.270	31.600
Fourth Quarter (through November 27, 2007)	20.560	19.900	20.560

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $20.56 and a Knock-In Level of $13.364. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	3 Monthly	3 Month
of Reference Shares	Payment at	Interest	Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $20.56	$1,000.00	$82.75	$1,082.75	8.2750%
$20.56	$1,000.00	$82.75	$1,082.75	8.2750%
$18.16	$1,000.00	$82.75	$1,082.75	8.2750%
$15.76	$1,000.00	$82.75	$1,082.75	8.2750%
$13.37	$1,000.00	$82.75	$1,082.75	8.2750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $20.56 and a Knock-In Level of $13.364. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of	3 Monthly	3 Month
of Reference Shares	Payment at	Interest	Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $20.56	$1,000.00	$82.75	$1,082.75	8.275%
$20.56	$1,000.00	$82.75	$1,082.75	8.275%
$18.50	$900.00	$82.75	$982.75	−1.725%
$16.45	$800.00	$82.75	$882.75	−11.725%
$14.39	$700.00	$82.75	$782.75	−21.725%
$9.87	$600.00	$82.75	$682.75	−31.725%
$8.22	$500.00	$82.75	$582.75	−41.725%
$3.95	$400.00	$82.75	$482.75	−51.725%
$2.96	$300.00	$82.75	$382.75	−61.725%
$0.79	$200.00	$82.75	$282.75	−71.725%
$0.39	$100.00	$82.75	$182.75	−81.725%
$0.00	$0.00	$82.75	$82.75	−91.725%

Description of iShares® FTSE/Xinhua China 25 Index Fund (FXI)

ISIN:	US4642871846
Relevant Exchange:	NYSE

According to its publicly available documents, iShares® FTSE/Xinhua China 25 Index Fund (the China 25 Fund) is one of numerous separate investment portfolios called “Funds” which make up iShares®, Inc., a registered investment company. The China 25 Fund seeks to provide investment results that correspond generally to the price and yield performance of publicly traded equity securities of large Chinese companies listed on The Stock Exchange of Hong Kong Ltd. (the HKSE), as represented by the FTSE/Xinhua China 25 Index (the China 25 Index). However, an index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the China 25 Fund is BGFA. BGFA uses a representative sampling strategy for the China 25 Fund, according to which it invests in a representative sample of stocks underlying the China 25 Index, which have a similar investment profile as the China 25 Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the China 25 Index.

The China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (FXI), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE. The China 25 Index is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE. “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.

For additional information regarding iShares®, Inc., BGFA, the China 25 Fund and the risk factors attributable to the China 25 Fund, please see the relevant materials filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.

Historical Performance of iShares® FTSE/Xinhua China 25 Index Fund

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since October 8, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
Fourth Quarter	$56.500	$50.600	$55.470
2005
First Quarter	$57.800	$52.000	$54.600
Second Quarter	57.510	52.740	57.110
Third Quarter	65.800	56.820	64.240
Fourth Quarter	64.600	56.650	61.620
2006
First Quarter	$74.550	$62.990	$74.280
Second Quarter	83.730	66.000	76.800
Third Quarter	82.050	73.440	81.350
Fourth Quarter	112.400	81.390	111.450
2007
First Quarter	$116.400	$91.650	$102.430
Second Quarter	129.940	104.480	128.850
Third Quarter	218.510	119.740	180.000
Fourth Quarter (through November 27, 2007)	181.410	163.510	176.470

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $176.47 and a Knock-In Level of $123.529. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of
Assumed Closing Price of	Payment at	6 Monthly	6 Month Total Return
Reference Shares on Determination Date	Maturity	Interest Payments	$	%

Greater than: $176.47	$1,000.00	$103.75	$1,103.75	10.3750%
$176.47	$1,000.00	$103.75	$1,103.75	10.3750%
$158.82	$1,000.00	$103.75	$1,103.75	10.3750%
$141.18	$1,000.00	$103.75	$1,103.75	10.3750%
$123.54	$1,000.00	$103.75	$1,103.75	10.3750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $176.47 and a Knock-In Level of $123.529. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of
Assumed Closing Price of	Payment at	6 Monthly	6 Month Total Return
Reference Shares on Determination Date	Maturity	Interest Payments	$	%

Greater than: $176.47	$1,000.00	$103.75	$1,103.75	10.375%
$176.47	$1,000.00	$103.75	$1,103.75	10.375%
$158.82	$900.00	$103.75	$1,003.75	0.375%
$141.18	$800.00	$103.75	$903.75	–9.625%
$123.53	$700.00	$103.75	$803.75	–19.625%
$ 84.71	$600.00	$103.75	$703.75	–29.625%
$ 70.59	$500.00	$103.75	$603.75	–39.625%
$ 33.88	$400.00	$103.75	$503.75	–49.625%
$ 25.41	$300.00	$103.75	$403.75	–59.625%
$ 6.78	$200.00	$103.75	$303.75	–69.625%
$ 3.39	$100.00	$103.75	$203.75	–79.625%
$ 0.00	$0.00	$103.75	$103.75	–89.625%

Description of Smith & Wesson Holding Corporation (SWHC)

ISIN:	US8317561012
Relevant Exchange:	NASDAQ

According to its publicly available documents, Smith & Wesson Holding Corporation manufactures a wide array of pistols, revolvers, tactical rifles, hunting rifles, black powder firearms, handcuffs, and firearm-related products and accessories for sale to a wide variety of customers, including gun enthusiasts, collectors, hunters, sportsmen, competitive shooters, protection focused individuals, law enforcement agencies and officers, and military agencies in the United States and throughout the world. Information filed with the SEC by Smith & Wesson Holding Corporation under the Exchange Act can be located by reference to SEC file number 001-31552.

Historical Performance of Smith & Wesson Holding Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$1.800	$1.500	$1.680
Second Quarter	2.090	1.420	1.580
Third Quarter	1.940	1.300	1.600
Fourth Quarter	1.750	1.390	1.750
2005
First Quarter	$2.750	$1.600	$2.410
Second Quarter	4.150	2.410	4.020
Third Quarter	5.970	3.880	5.620
Fourth Quarter	5.540	3.590	3.930
2006
First Quarter	$6.360	$3.890	$6.050
Second Quarter	8.340	6.010	8.220
Third Quarter	13.880	7.500	13.880
Fourth Quarter	14.690	9.880	10.340
2007
First Quarter	$13.510	$10.310	$13.090
Second Quarter	16.990	12.450	16.750
Third Quarter	21.900	9.700	19.090
Fourth Quarter (through November 27, 2007)	11.210	9.700	9.700

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $9.70 and a Knock-In Level of $6.790. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of
Assumed Closing Price of	Payment at	6 Monthly	6 Month Total Return
Reference Shares on Determination Date	Maturity	Interest Payments	$	%

Greater than: $9.70	$1,000.00	$100.00	$1,100.00	10.0000%
$9.70	$1,000.00	$100.00	$1,100.00	10.0000%
$8.73	$1,000.00	$100.00	$1,100.00	10.0000%
$7.76	$1,000.00	$100.00	$1,100.00	10.0000%
$6.80	$1,000.00	$100.00	$1,100.00	10.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $9.70 and a Knock-In Level of $6.790. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of
Assumed Closing Price of	Payment at	6 Monthly	6 Month Total Return
Reference Shares on Determination Date	Maturity	Interest Payments	$	%

Greater than:$9.70	$1,000.00	$100.00	$1,100.00	10.000%
$9.70	$1,000.00	$100.00	$1,100.00	10.000%
$8.73	$900.00	$100.00	$1,000.00	0.000%
$7.76	$800.00	$100.00	$900.00	−10.000%
$6.79	$700.00	$100.00	$800.00	−20.000%
$4.66	$600.00	$100.00	$700.00	−30.000%
$3.88	$500.00	$100.00	$600.00	−40.000%
$1.86	$400.00	$100.00	$500.00	−50.000%
$1.40	$300.00	$100.00	$400.00	−60.000%
$0.37	$200.00	$100.00	$300.00	−70.000%
$0.19	$100.00	$100.00	$200.00	−80.000%
$0.00	$0.00	$100.00	$100.00	−90.000%

Description of Research In Motion Limited (RIMM)

ISIN:	CA7609751028
Relevant Exchange:	NASDAQ

According to its publicly available documents, Research In Motion Limited is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, it provides platforms and solutions for access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. Information provided by Research In Motion Limited pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29898.

Historical Performance of Research In Motion Limited

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$16.807	$11.540	$15.555
Second Quarter	22.817	14.517	22.817
Third Quarter	25.660	17.763	25.447
Fourth Quarter	31.320	24.600	27.473
2005
First Quarter	$27.710	$20.210	$25.473
Second Quarter	27.940	21.200	24.597
Third Quarter	27.197	22.667	22.767
Fourth Quarter	22.767	19.133	22.003
2006
First Quarter	$29.570	$21.417	$28.293
Second Quarter	28.760	20.680	23.257
Third Quarter	34.217	20.793	34.217
Fourth Quarter	47.187	33.337	42.593
2007
First Quarter	$48.923	$40.400	$45.497
Second Quarter	66.663	43.757	66.663
Third Quarter	133.030	65.917	98.550
Fourth Quarter (through November 27, 2007)	115.680	103.010	115.680

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $115.68 and a Knock-In Level of $69.408. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of		12 Month
of Reference Shares	Payment at	12 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $115.68	$1,000.00	$153.00	$1,153.00	15.3000%
$115.68	$1,000.00	$153.00	$1,153.00	15.3000%
$100.26	$1,000.00	$153.00	$1,153.00	15.3000%
$ 84.83	$1,000.00	$153.00	$1,153.00	15.3000%
$ 69.42	$1,000.00	$153.00	$1,153.00	15.3000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, based on an Initial Reference Level of $115.68 and a Knock-In Level of $69.408. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of		12 Month
of Reference Shares	Payment at	12 Monthly	Total Return
on Determination Date	Maturity	Interest Payments	$	%

Greater than: $115.68	$1,000.00	$153.00	$1,153.00	15.300%
$115.68	$1,000.00	$153.00	$1,153.00	15.300%
$104.11	$900.00	$153.00	$1,053.00	5.300%
$ 92.54	$800.00	$153.00	$953.00	–4.700%
$ 80.98	$700.00	$153.00	$853.00	–14.700%
$ 55.53	$600.00	$153.00	$753.00	–24.700%
$ 46.27	$500.00	$153.00	$653.00	–34.700%
$ 22.21	$400.00	$153.00	$553.00	–44.700%
$ 16.66	$300.00	$153.00	$453.00	–54.700%
$ 4.44	$200.00	$153.00	$353.00	–64.700%
$ 2.22	$100.00	$153.00	$253.00	–74.700%
$ 0.00	$0.00	$153.00	$153.00	–84.700%